UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2015

Dollar General Corporation

(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02           RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On December 3, 2015, Dollar General Corporation (the “Company”) issued a news release regarding results of operations and financial condition for the fiscal 2015 third quarter (13 weeks) and 39-week periods ended October 30, 2015. The news release is furnished as Exhibit 99.1 hereto.

The information contained within this Item 2.02, including the information in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 2, 2015, the Company’s Board of Directors promoted John W. Garratt, 47, to Executive Vice President and Chief Financial Officer and named Anita C. Elliott, 51, Senior Vice President and Chief Accounting Officer, in each case effective immediately.  Mr. Garratt and Ms. Elliott will function as the Company’s principal financial officer and principal accounting officer, respectively.

Mr. Garratt, who had been serving as the Company’s Interim Chief Financial Officer and functioning as interim principal financial officer and interim principal accounting officer since July 1, 2015, joined the Company in October 2014 as Senior Vice President, Finance and Strategy. Prior to joining the Company, Mr. Garratt held various positions of increasing responsibility with Yum! Brands, Inc., one of the world’s largest restaurant companies, between May 2004 and October 2014, holding leadership positions in corporate strategy and financial planning.  He served as Vice President, Finance and Division Controller for the KFC division and earlier for the Pizza Hut division and for Yum Restaurants International between October 2013 and October 2014. He also served as the Senior Director, Yum Corporate Strategy, from March 2010 to October 2013, reporting directly to the corporate Chief Financial Officer and leading corporate strategy as well as driving key cross-divisional initiatives.  Mr. Garratt served in various other financial positions at Yum from May 2004 to March 2010.  He served as Plant Controller for Alcoa Inc. between April 2002 and May 2004, and held various financial management positions at General Electric from March 1999 to April 2002.  He began his career in May 1990 at Alcoa, where he served for approximately nine years.

Ms. Elliott has been employed by the Company as Senior Vice President and Controller for over ten years since joining the Company in August 2005. Prior to joining the Company, she served as Vice President and Controller of Big Lots, Inc., a closeout retailer, from May 2001 to August 2005, where she was responsible for accounting operations, financial reporting and internal audit. Prior to serving at Big Lots, she served as Vice President and Controller for Jitney-Jungle Stores of America, Inc., a grocery retailer, from April 1998 to March 2001. At Jitney-Jungle, Ms. Elliott was responsible for the accounting operations and the internal and external financial reporting functions. Prior to serving at Jitney-Jungle, she practiced public accounting for 12 years, six of which were with Ernst & Young LLP.

In connection with Mr. Garratt’s promotion, the Compensation Committee of the Company’s Board of Directors approved:

•                  an increase in Mr. Garratt’s annual base salary from $309,708 to $500,000, effective December 2, 2015;

•                  an increase in Mr. Garratt’s targeted annual incentive opportunity, effective December 2, 2015, from 50% to 65% of his base salary (with the annual incentive target and any ultimate incentive payout prorated to reflect the portion of the fiscal year he served in each position), with respect to any annual incentive earned in the current fiscal year based on the achievement of the adjusted EBIT performance target previously established by the Compensation Committee in accordance with the terms of the Company’s 2015 Teamshare Bonus Program for Named Executive Officers as previously filed by the Company; and

•                  an award of a non-qualified stock option (the “Option”) to purchase 7,829 shares of the Company’s common stock at a per share exercise price equal to the per share closing price of the Company’s common stock as reported on the New York Stock Exchange on December 2, 2015, the grant date of the Option. Subject to certain limited vesting acceleration events, the Option is scheduled to vest ratably in installments of 25% on each of the first four anniversaries of the grant date, subject to Mr. Garratt’s continued employment with the Company, and will terminate no later than ten years from the grant date. The Option is subject to the terms and conditions of the Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and the related form of Stock Option Award Agreement approved for awards beginning December 2014 to certain newly hired and promoted employees, in each case as previously filed by the Company.

There were no compensation adjustments in connection with Ms. Elliott’s assumption of the role of Chief Accounting Officer.

In connection with these employment events, each of Mr. Garratt and Ms. Elliott has entered into an employment agreement with the Company, effective as of December 2, 2015 (in each case, the “Employment Agreement”), which supercedes his or her existing employment agreement. Each Employment Agreement provides for a term that shall end on March 31, 2018, subject to automatic month to month extensions for up to six months unless the Company gives written notice at least one month prior to the expiration of the original or any extended term that no extension or further extension, as applicable, will occur or unless certain other conditions specified in the Employment Agreement occur; provides for the terms and conditions of such executive’s employment; sets forth the minimum annual base salary of each such executive, as summarized above for Mr. Garratt and, for Ms. Elliott, her current $362,087 base salary, in each case which may be increased from time to time at the sole discretion of the Compensation Committee; and contains certain business protection provisions, including non-competition and non-solicitation provisions for two years following such executive’s service termination date.

Pursuant to each Employment Agreement, and subject to limited conditions set forth therein, if the executive is terminated by the Company without cause (as defined in the Employment Agreement) or if the executive resigns from the Company for good reason (as defined in the Employment Agreement), in each case whether before or after a change in control of the Company, or if the executive resigns within 60 days after the Company’s failure to offer to renew, extend or replace the Employment Agreement before, at or within six months after the end of its original term or any term provided for in a written renewal or extension of the original term (with limited exceptions outlined in the Employment Agreement), he or she will receive (1) continued base salary payments for 24 months for Mr. Garratt and 18 months for Ms. Elliott (in each case subject to timing and form of payment provisions set forth in the Employment Agreement) plus a lump sum payment of two times for Mr. Garratt and 1.5 times for Ms. Elliott the amount of the average percentage of target bonus paid or to be paid to employees at the same job grade level of the applicable executive (if any) under the annual bonus programs for officers in respect of the Company’s two fiscal years immediately preceding the fiscal year in which the termination date occurs; (2) a lump sum payment equal to two times for Mr. Garratt and 1.5 times for Ms. Elliott the annual contribution that would have been made by the Company in respect of the plan year in which the termination occurs for his or her participation in the Company’s medical, pharmacy, dental and vision benefits programs; and (3) reasonable outplacement services, as determined and provided by the Company, for one year or until other employment is secured, whichever comes first.

Each such executive’s Employment Agreement is attached hereto as Exhibit 99.2 and Exhibit 99.3 and is incorporated by reference as if fully set forth herein. The foregoing description of each Employment Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to Exhibit 99.2 and Exhibit 99.3, respectively. The foregoing descriptions of the Option and Mr. Garratt’s participation in the annual incentive plan are summaries only, do not purport to be complete, and are qualified in their entirety by reference to the previously filed form of Stock Option Award Agreement and the previously filed 2015 Teamshare Bonus Program for Named Executive Officers.

There are no arrangements or understandings between Mr. Garratt or Ms. Elliott and any other person pursuant to which either was selected as Executive Vice President and Chief Financial Officer and Senior Vice President and Chief Accounting Officer, respectively, nor are there any family relationships between Mr. Garratt or Ms. Elliott and any of the Company’s directors or executive officers.  Neither Mr. Garratt nor Ms. Elliott has any material interests in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

ITEM 7.01           REGULATION FD DISCLOSURE.

The information set forth in Item 2.02 above is incorporated herein by reference. The news release also sets forth statements regarding, among other things, the Company’s outlook and the Company’s $1 billion increase in its share repurchase authorization, as well as the Company’s planned conference call to discuss the reported financial results, the Company’s outlook, and certain other matters.

On December 2, 2015, the Company’s Board of Directors declared a quarterly cash dividend of $0.22 per share on the Company’s outstanding common stock.  The dividend will be payable on or before January 6, 2016 to shareholders of record at the close of business on December 23, 2015.  The payment of future cash dividends is subject to the Board’s discretion and will depend upon, among other things, the Company’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Board may deem relevant in its sole discretion.  On December 3, 2015, the Company issued a press release announcing the declaration of this quarterly cash dividend.  The press release is furnished as Exhibit 99.4 to this Current Report and is incorporated herein by reference.

The information contained within this Item 7.01, including the information in Exhibit 99.4, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial statements of businesses acquired.  N/A

(b)           Pro forma financial information.  N/A

(c)           Shell company transactions.  N/A

(d)           Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 3, 2015	DOLLAR GENERAL CORPORATION

		By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release dated December 3, 2015 regarding financial results for fiscal 2015 third quarter (13 weeks) and 39-weeks ended October 30, 2015 and share repurchase authorization

99.2	Employment Agreement, effective December 2, 2015, by and between Dollar General Corporation and John W. Garratt

99.3	Employment Agreement, effective December 2, 2015, by and between Dollar General Corporation and Anita C. Elliott

99.4	News release dated December 3, 2015 regarding declaration of quarterly cash dividend